EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of SeraCare Life Sciences, Inc. (the “Company”) on Form 10-K for the fiscal period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Susan L.N. Vogt, as principal executive officer of the Company, and Gregory A. Gould, as principal financial officer of the Company, certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:
     (1) the Company’s Form 10-K for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Company’s Form 10-K for the period ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Susan L.N. Vogt

Susan L.N. Vogt
President and Chief Executive Officer
Date: December 8, 2008
/s/ Gregory A. Gould

Gregory A. Gould
Chief Financial Officer
Date: December 8, 2008